UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2006

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Benchmark Road Avon, Colorado		81620
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(970) 845-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

Appointment of Chief Executive Officer

On February 28, 2006, Vail Resorts, Inc. (the “Company”) announced that Robert A. Katz had been named the Company’s new chief executive officer, effective immediately. In addition, in connection with Mr. Katz’s appointment, the Company announced that former chief executive officer Adam Aron had relinquished his positions as chief executive officer and chairman of the Company’s board of directors. A copy of the press release announcing Mr. Katz’s appointment as chief executive officer is attached as Exhibit 99.1 to this current report.

In connection with the Company’s appointment of Mr. Katz as chief executive officer, the Company and Mr. Katz entered into an employment agreement, dated as of February 28, 2006, which provides for the following:

•	a starting base salary of $815,000 annually
•	a target bonus of 80% of base salary
•	a grant of 30,000 shares of restricted stock of the Company which shall vest in equal monthly installments over a period of three years
•	a grant of 300,000 stock-settled stock appreciation rights with a ten year term which shall vest in equal monthly installments over a period of three years
•	a payment of $69,917 for services performed by Mr. Katz prior to the effective date of the agreement.

In the event of a change of control of the Company (as defined in the agreement), all of Mr. Katz’s rights with respect to stock appreciation rights and restricted shares will vest immediately. In addition, upon either his termination following a change of control or a termination by the Company without cause, or by Mr. Katz for good reason, Mr. Katz is entitled to receive certain benefits. Such benefits include (i) payment of Mr. Katz’s then current base salary through his final date of employment and for a period of twenty-four months thereafter (or through the end of the remaining term of the agreement, if greater), (ii) a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs and (ii) immediate vesting of all stock appreciation rights and restricted shares. Mr. Katz is also entitled to certain benefits upon termination of his employment as a result of death or disability. In addition, Mr. Katz is entitled to annual membership in any clubs owned or managed by the Company and certain ski related privileges for him and his immediate family. The agreement also provides for gross-up payments to Mr. Katz for the amount, if any, that “golden parachute” excise taxes imposed on him are increased due to his prior service as a non-employee director of the Company. Mr. Katz is subject to a 24-month non-compete clause upon termination.

The foregoing description of Mr. Katz’s employment agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 to this current report.

In connection with the appointment of Mr. Katz as chief executive officer, on February 27, 2006, the Company entered into a separation agreement with Mr. Aron. Pursuant to the separation agreement, the Company will pay Mr. Aron full payment of any amounts owing to him in respect of his base salary for services rendered through February 27, 2006 on March 3, 2006. In addition, Mr. Aron will receive $1,508,795 on August 31, 2006 and $1,141,000 on September 20, 2006. The separation agreement also contains a mutual release and waiver by both parties for matters pertaining to or arising out of Mr. Aron’s employment. In connection with the separation agreement, Mr. Aron’s employment agreement was terminated.

The foregoing description of Mr. Aron’s separation agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.2 to this current report.

Amendment of Credit Facility

On March 2, 2006, The Vail Corporation (“Vail Corp.”), a wholly-owned subsidiary of the Company, entered into an amendment (the “Amendment”) of its existing Fourth Amended and Restated Credit Agreement (“Credit Agreement”) between Vail Corp., Bank of America, N.A., as administrative agent, U.S. Bank National Association and Wells Fargo Bank, National Association as co-syndication agents, Deutsche Bank Trust Company Americas and LaSalle Bank National Association as Co-Documentation Agents and the Lenders party thereto.

The Amendment aligns the covenant on Distributions under and as defined in the Credit Agreement with the limitation on Restricted Payments under and as defined in the indenture governing the Company’s
6 ¾% Senior Subordinated Notes due 2014.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.3 to this current report.

Adoption of Restricted Stock Award and Stock Option Agreements

The Company has adopted a form of Restricted Stock Award Agreement and a form of Stock Option Agreement to be used in connection with grants of restricted stock and stock options under the Company’s incentive plans. The restricted stock and stock option award agreements are attached as Exhibits 10.4 and 10.5 to this current report. Each of these agreements may be used for future grants of stock options and restricted stock to the Company’s employees.

On March 2, 2006 the Company and Jeffrey Jones, the Company’s chief financial officer, signed a restricted share agreement and a stock option letter relating to the Company's previously disclosed grant on September 30, 2005 of 40,000 shares of restricted stock and 100,000 stock options to Mr. Jones. Mr. Jones’ agreements are substantially similar to the form of restricted stock award agreement and form of stock option agreement recently adopted by the Company for all of its employees except that, as disclosed to Mr. Jones on the grant date, Mr. Jones’ agreements provide that his stock options and shares of restricted stock all vest on the third anniversary of the grant as opposed to vesting in one-third annual increments. However, if Mr. Jones is terminated without cause or terminates his employment for good reason prior to the third anniversary of the grant, his options and restricted stock awards will accelerate such that he will become vested in the grants in one-third annual increments. In addition, Mr. Jones’ agreements provide for the automatic vesting of all his stock options and shares of restricted stock in the event of a change in control (as defined in the agreements) unless (i) there is no control party (as defined in the agreements) with respect to the Company after the change in control and Mr. Jones remains as the chief financial officer of the Company, or (ii) there is a publicly traded control party with respect to the Company after the change in control and Mr. Jones is the chief financial officer of such control party.  Mr. Jones’ restricted stock and stock option award agreements are attached as Exhibits 10.6 and 10.7 to this current report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2006, the Company announced the appointment of Robert A. Katz as the Company’s chief executive officer, as described under Item 1.01 above, which description, along with the description of Mr. Katz’s employment agreement, is incorporated by reference into this Item 5.02.

Mr. Katz, 39, was appointed a director of the Company in June 1996 and, until his appointment as chief executive officer, had been designated by the Board as the Lead Director and had served as a member of the Company’s compensation and audit committees. Since 1990, Mr. Katz has been associated in various capacities including as a Senior Partner of Apollo Management, L.P. Mr. Katz is a director and member of the compensation committee of iPCS, Inc.

As previously disclosed by the Company, in fiscal 2005, the Company paid a fee of $83,000 to Apollo Advisors, L.P., an affiliate of Apollo Management, L.P (Mr. Katz was formerly associated with Apollo Management, L.P.)., for management services and expenses related thereto. The original management fee of $500,000 per year was approved by the Company’s board of directors in March 1993 and was terminated effective October 1, 2004.

There are no family relationships between Mr. Katz and any of the Company’s directors or officers.

On February 28, 2006, the Company announced that Mr. Aron, the Company’s former chief executive officer, had resigned as chief executive officer and as a member of the Company’s board of directors, as described under Item 1.01 above, which description is incorporated by reference into this Item 5.02. Mr. Aron had been chairman of the board of directors and a member of the executive committee. No disagreement between Mr. Aron and the Company that would require disclosure under Item 5.02(a) of Form 8-K has occurred.

Item 9.01.  Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:
Exhibit No.	Description
10.1	Employment Agreement, dated as of February 28, 2006, between Vail Resorts, Inc. and Robert A. Katz.
10.2	Separation Agreement and General Release, dated as of February 27, 2006, between Adam M. Aron and Vail Resorts, Inc.
10.3	Second Amendment to Fourth Amended and Restated Credit Agreement among The Vail Corporation, the Required Lenders and Bank of America, as Administrative Agent.
10.4	Form of Restricted Share Agreement
10.5	Form of Stock Option Agreement
10.6	Stock Option Letter Agreement between Vail Resorts, Inc. and Jeffrey W. Jones.
10.7	Restricted Share Agreement between Vail Resorts, Inc. and Jeffrey W. Jones.
99.1	Press Release dated February 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006		Vail Resorts, Inc.
	By:	/s/ Martha D. Rehm
Martha D. Rehm
Executive Vice President and General Counsel